UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2011

Cooper Industries plc
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	1-31330	98-0632292
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5 Fitzwilliam Square, Dublin 2, Ireland		2
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-209-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1.01 — Entry into a Material Definitive Agreement

On September 8, 2009, Cooper Industries plc (“Cooper”) and Cooper Industries, Ltd. entered into a Second Amended and Restated Rights Agreement with Computershare Trust Company, N.A. as Rights Agent (the “Rights Agreement”). The terms of the Rights Agreement are described in the Current Report on Form 8-K filed by Cooper on September 9, 2009. Under the Rights Agreement, Rights Certificates may be distributed to shareholders if an “Acquiring Person” as defined in the Rights Agreement becomes the beneficial owner of 15% or more of Cooper’s ordinary shares then outstanding.

On September 2, 2011, Cooper and the Rights Agent entered into an amendment to the Rights Agreement attached hereto as Exhibit 4.1. The amendment allows certain institutional investors who are eligible to report the beneficial ownership of Cooper’s ordinary shares on Schedule 13G to acquire up to 18% of Cooper’s ordinary shares then outstanding without triggering the distribution of Rights Certificates.

Item 9.01 – Financial Statements and Exhibits

4.1	Amendment to Second Amended and Restated Rights Agreement dated as of September 2, 2011 between Cooper Industries plc and Computershare Trust Company, N.A., as Rights Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Industries plc

September 2, 2011	By:	/s/ Terrance V. Helz

Name: Terrance V. Helz
Title: Associate General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Amendment to Second Amended and Restated Rights Agreement dated as of September 2, 2011 between Cooper Industries plc and Computershare Trust Company, N.A., as Rights Agent.